UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2017

ANGI Homeservices Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14023 Denver West Parkway, Building 64 Golden, CO	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 29, 2017, pursuant to the Agreement and Plan of Merger, dated as of May 1, 2017, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 26, 2017 (the “Merger Agreement”), by and among Angie’s List, Inc. (“Angie’s List”), IAC/InterActiveCorp (“IAC”), ANGI Homeservices Inc. (“ANGI Homeservices”) and Casa Merger Sub, Inc. (“Merger Sub”), ANGI Homeservices completed its previously announced acquisition of Angie’s List by way of the merger of Merger Sub with and into Angie’s List (the “Merger”), with Angie’s List surviving the Merger as a wholly owned subsidiary of ANGI Homeservices.

Item 1.01      Entry into a Material Definitive Agreement.

On September 29, 2017, prior to the closing of the Merger, ANGI Homeservices and IAC entered into each of the following agreements as contemplated by the Merger Agreement in connection with the implementation of the transactions contemplated thereby:  (i) a contribution agreement (the “Contribution Agreement”), (ii) an investor rights agreement (the “Investor Rights Agreement”), (iii) a services agreement (the “Services Agreement”), (iv) a tax sharing agreement (the “Tax Sharing Agreement”) and (v) an employee matters agreement (the “Employee Matters Agreement”). Prior to the closing of the Merger, ANGI Homeservices and IAC Group, LLC, a direct wholly owned subsidiary of IAC (“IAC LLC”), entered into an intercompany note (the “Payoff Intercompany Note”) as contemplated by the Merger Agreement, and following the closing of the Merger, ANGI Homeservices and IAC LLC entered into a second intercompany note (the “Working Capital Intercompany Note”, and, together with the Payoff Intercompany Note, the “Intercompany Notes”; the Intercompany Notes, the Contribution Agreement, the Investor Rights Agreement, the Services Agreement, the Tax Sharing Agreement and the Employee Matters Agreement are collectively referred to herein as the “Ancillary Agreements”).

Summaries of certain material provisions of each of the Ancillary Agreements were previously disclosed under the heading “Ancillary Agreements” in the registration statement on Form S-4 (File No. 333-219064) originally filed by ANGI Homeservices with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2017 (as amended through the date hereof, the “Registration Statement”), including the proxy statement/prospectus of Angie’s List and ANGI Homeservices dated as of August 30, 2017 and filed with the SEC on such date pursuant to Rule 424(b) under the Securities Act of 1933 (the “Proxy Statement/Prospectus”), and each such summary contained in the Proxy Statement/Prospectus is incorporated herein by reference.  Such summaries of the Ancillary Agreements do not purport to be complete and should be read in conjunction with, and are qualified in their entirety by, the full text of the Contribution Agreement, the Investor Rights Agreement, the Services Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, the Payoff Intercompany Note and the Working Capital Intercompany Note, which are filed as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7 hereto, respectively, and are incorporated herein by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note to this Current Report on Form 8-K, on September 29, 2017, pursuant to the Merger Agreement, ANGI Homeservices completed the Merger, upon which Angie’s List became a wholly owned subsidiary of ANGI Homeservices.

Prior to the completion of the Merger, in accordance with the Merger Agreement and the Contribution Agreement and as further described in the Proxy Statement/Prospectus, IAC completed the separation of its HomeAdvisor business from IAC’s other businesses and caused the HomeAdvisor business, including its assets and liabilities and certain legal entities, to be transferred to ANGI Homeservices.  Pursuant to the Merger Agreement and the Contribution Agreement, ANGI Homeservices issued to IAC 414,753,515 shares of Class B Common Stock, par value $0.001 per share, of ANGI Homeservices (the “Class B Common Stock”, and such number the “Issued Share Number”) in exchange for the contribution of the HomeAdvisor business and approximately $1.9 million in cash to fund the aggregate cash consideration payable in the Merger.  For further details regarding such contribution and the determination of the number of shares of Class B Common Stock issued in exchange for such contribution, see the sections entitled “The Merger Agreement—Determination of the Number of Class B Shares of ANGI Homeservices to Be Issued to IAC” and “Ancillary Agreements—Contribution Agreement” of the Proxy Statement/Prospectus.  As of immediately following the Merger, the shares of Class B Common Stock issued to IAC represent approximately 87.1% of the total outstanding shares, and approximately 98.5% of the total voting power, of ANGI Homeservices common stock.  Prior to the Merger, IAC was the sole stockholder of ANGI Homeservices.

At the effective time of the Merger (the “Effective Time”), each share of Angie’s List common stock outstanding immediately prior to the Effective Time (other than shares owned or held in treasury by Angie’s List, which were automatically cancelled, retired and ceased to exist for no consideration) was converted into the right to receive, at the holder’s election, (i) in the case of a share of Angie’s List common stock with respect to which an election to receive a share of Class A Common Stock, par value $0.001 per share, of ANGI Homeservices (the “Class A Common Stock”) was properly made and not revoked or lost (or with respect to which no election regarding the consideration to be received in the Merger was properly made), one share of Class A Common Stock or (ii) in the case of a share of Angie’s List common stock with respect to which an election to receive cash was properly made and not revoked or lost, $8.50 in cash, without interest (the “Cash Consideration”).  The aggregate number of shares of Angie’s List common stock that properly elected to receive the Cash Consideration was 225,076, resulting in aggregate Cash Consideration of approximately $1.9 million, and all other shares of Angie’s List common stock outstanding immediately prior to the Effective Time (of which there were approximately 61.3 million shares) were converted into the right to receive shares of Class A Common Stock.

From and after the Effective Time, Angie’s List common stock has been delisted from the NASDAQ Stock Market, has ceased to be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.  The shares of Class A Common Stock will trade on NASDAQ under the former Angie’s List ticker symbol, “ANGI,” beginning Monday, October 2, 2017.

The calculation of the Issued Share Number as set forth in the Merger Agreement reflected an assumption that 2.3 million shares of Class A Common Stock (on a treasury method basis) underlying Angie’s List equity awards assumed by ANGI Homeservices in connection with the Merger (“Assumed Awards”) would be forfeited between the closing of the Merger and the first anniversary of the closing of the Merger (the “Post-Merger Measurement Period”).  The Merger Agreement provides that, within two business days after September 29, 2018 (the first anniversary of the Merger), ANGI Homeservices and IAC will recalculate the number of shares of Class B Common Stock that ANGI Homeservices would have issued to IAC on September 29, 2017 pursuant to the terms of the Merger Agreement and the Contribution Agreement using the number of shares of Class A Common Stock (on a treasury method basis) underlying Assumed Awards that are actually forfeited during the Post-Merger Measurement Period in substitution for the 2.3 million shares assumed forfeited in the original calculation of the Issued Share Number.  If the actual number of shares of Class B Common Stock that would have been issued to IAC (i) is more than the Issued Share Number, then ANGI Homeservices will issue to IAC a number of additional shares of Class B Common Stock equal to such deficit, thereby increasing IAC’s proportionate beneficial ownership of ANGI Homeservices relative to the holders of shares of the Class A Common Stock or (ii) is less than the Issued Share Number, then a number of shares of Class B Common Stock beneficially owned by IAC equal to such excess will be cancelled, thereby reducing IAC’s proportionate beneficial ownership of ANGI Homeservices relative to the holders of the Class A Common Stock.

The foregoing description of the Merger and the Merger Agreement is only a summary, does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the full text of the Merger Agreement, which is included as Annex B to the Proxy Statement/Prospectus and is incorporated herein by reference.

On October 2, 2017, IAC and ANGI Homeservices issued a joint press release to announce the completion of the Merger.  A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03                   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2017, prior to the closing of the Merger, ANGI Homeservices and IAC LLC entered into the Payoff Intercompany Note, pursuant to which IAC LLC provided the funds necessary at the Effective Time to repay the outstanding balance under Angie’s List’s existing credit agreement, totaling approximately $61.5 million.  Following the closing of the Merger, ANGI Homeservices and IAC LLC entered into the Working Capital Intercompany Note pursuant to which IAC LLC provided ANGI Homeservices with $15 million for working capital purposes.

ANGI Homeservices and its subsidiaries may also request further advances under the Intercompany Notes or under additional agreements substantially in the form of the Intercompany Notes following the closing of the Merger to cover general corporate purposes such as the provision of working capital, which IAC or one of its subsidiaries in its discretion may agree to provide on the terms set forth in the Intercompany Notes.

Amounts owing under the Intercompany Notes may be advanced in dollars.  Amounts owing under additional agreements substantially in the form of the Intercompany Notes may be advanced in dollars, or if agreed to by the parties, in foreign currencies.  Any such amounts will bear interest at three-month LIBOR plus 3.25% per annum, or, in the case of amounts denominated in a foreign currency, the applicable foreign benchmark rate plus 3.25% per annum. If the applicable Intercompany Note is not paid when due, default interest at a rate of 2% per annum will also accrue. The Intercompany Notes mature on September 29, 2024.

Amounts owing under the Intercompany Notes may be voluntarily prepaid at par at any time, without premium or penalty.  Amounts owing under the Intercompany Notes will be mandatorily prepayable, without premium or penalty, upon a change of control.  If ANGI Homeservices or any of its subsidiaries incurs more than $25 million of debt for borrowed money, the net cash proceeds of such indebtedness must be used to prepay amounts owing under the Intercompany Notes.

The above description of the Intercompany Notes is qualified in its entirety by reference to the full text of the Intercompany Notes, which are attached hereto as Exhibits 2.6 and 2.7 and incorporated by reference herein.

Item 3.02                   Unregistered Sales of Equity Securities.

As described above under Item 2.01 (which description is incorporated herein by reference), on September 29, 2017, in connection with the transactions contemplated by the Contribution Agreement and the Merger Agreement, ANGI Homeservices issued 414,753,515 shares of its Class B Common Stock to IAC.  Such issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03                   Material Modification to the Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

As of the Effective Time, the board of directors of ANGI Homeservices increased the size of the board of directors to ten members and appointed Joseph Levin, Thomas R. Evans, Alesia J. Haas, Angela R. Hicks Bowman, Mark Stein, Chris Terrill, Suzy Welch and Yilu Zhao to fill the vacancies created by such increase, with Glenn H. Schiffman and Gregg Winiarski continuing as directors, and Mr. Levin being appointed as the Non-Executive Chairman of the board of directors.

Biographical information for Messrs. Levin, Evans, Schiffman, Stein, Terrill, and Winiarski and Mmes. Haas, Hicks Bowman and Welch is contained under the heading “Board of Directors and Executive Officers of ANGI Homeservices Following the Merger” in the Proxy Statement/Prospectus, which information is incorporated herein by reference.  Yilu Zhao, age 41, is a co-founder, partner and managing director of Zebra Global Capital, a Beijing-based private equity fund.  Prior to founding Zebra Global Capital in March 2016, Ms. Zhao served as Chief Financial Officer of Qunar.com, a leading online travel platform, from March 2014 to January 2016.  Before joining Qunar.com, Ms. Zhao served as an executive director at Goldman Sachs (IBD) from February 2008 to February 2014.  In addition, Ms. Zhao was also a staff reporter with The New York Times and was part of a team that won the Pulitzer Prize for covering 9/11. Ms. Zhao received her Bachelor of Arts in History from Yale University, magna cum laude, and her law degree from Harvard Law School.

Compensation information for non-employee directors (i.e., directors who are not employed by (or otherwise providing services to) ANGI Homeservices or IAC (or any of its subsidiaries)) serving as of the Effective Time is contained under the heading “ANGI Homeservices Director Compensation” in the Proxy Statement/Prospectus, which information is incorporated herein by reference.

After due inquiry and investigation, the ANGI Homeservices board of directors determined that there were no material relationships between ANGI Homeservices, on the one hand, and each of Thomas R. Evans, Alesia J. Haas and Yilu Zhao (collectively, the “Independent Directors”), on the other hand, that would prevent any of the foregoing from being considered “independent” under the Marketplace Rules of The NASDAQ Stock Market LLC (the “Marketplace Rules”) and applicable SEC rules.  Therefore, the ANGI Homeservices board of directors has determined that the Independent Directors qualify as, and are determined to be, “independent” in accordance with the Marketplace Rules and applicable SEC rules.

Appointment of Executive Officers

As of the Effective Time, Chris Terrill was appointed Chief Executive Officer, Glenn H. Schiffman was appointed Chief Financial Officer, William B. Ridenour was appointed Chief Technology Officer and Chief Product Officer, Craig Smith was appointed President and Chief Operating Officer and Allison Lowrie was appointed Chief Marketing Officer, of ANGI Homeservices, and Jeffrey W. Kip was appointed Chief Executive Officer, HomeAdvisor International.  Biographical information for Messrs. Terrill, Schiffman, Ridenour, Smith and Kip and Ms. Lowrie is contained under the heading “Board of Directors and Executive Officers of ANGI Homeservices Following the Merger” in the Proxy Statement/Prospectus, which information is incorporated herein by reference.  The employment agreements between ANGI Homeservices, on the one hand, and each of Messrs. Ridenour and Smith and Ms. Lowrie, on the other hand, became effective as of the closing of the Merger.  A summary, which is incorporated by reference herein, of certain material provisions of the employment agreements with Messrs. Ridenour and Smith and Ms. Lowrie was previously disclosed under the heading “ANGI Homeservices Compensation Program Following the Transactions—Employment Agreements with William B. Ridenour, Craig Smith and Allison Lowrie” of the Proxy Statement/Prospectus.

Agreements with Directors

The employment agreement with Ms. Hicks Bowman is described under the heading “The Transactions—Interests of Angie’s List Directors and Executive Officers in the Transactions—ANGI Homeservices Employment Agreement with Ms. Hicks Bowman” in the Proxy Statement/Prospectus, which summary is incorporated by reference herein.

Employment Agreement with Chris Terrill

On September 28, 2017, ANGI Homeservices entered into an employment agreement with Mr. Terrill. The employment agreement has a scheduled term ending on the third anniversary of the closing of the Merger and provides for automatic renewals for successive one-year terms absent written notice from ANGI Homeservices or Mr. Terill 90 days prior to the expiration of the then-current term.

The employment agreement provides that Mr. Terrill will be eligible to receive an annual base salary (currently $600,000), discretionary annual cash bonuses and such other employee benefits as may be determined by ANGI Homeservices from time to time.

Upon a termination of his employment without cause (as defined in the agreement) or his resignation for good reason (as defined in the agreement), subject to his execution and non-revocation of a release of claims in favor of ANGI Homeservices and compliance with the restrictive covenants set forth in the employment agreement:  (i) ANGI Homeservices will continue to pay Mr. Terrill his annual base salary for one year following such termination or resignation, (ii) all ANGI Homeservices or IAC equity awards (including any cliff-vesting awards, which will be prorated as though such awards had an annual vesting schedule) held by him on the date of such termination or resignation that would have otherwise vested during the one-year period following such date will vest as of such date (subject to, in the case of performance-based awards, the satisfaction of the applicable performance conditions) and (iii) any then vested stock options or stock appreciation rights to acquire IAC or ANGI Homeservices stock will remain exercisable through the earlier of: (A) the scheduled expiration date of such stock option or stock appreciation right and (B) 18 months following Mr. Terrill’s termination of employment.

Pursuant to his employment agreement, Mr. Terrill is bound by a covenant not to: (i) compete with ANGI Homeservices’ businesses during the term of his employment and for 12 months thereafter and (ii) solicit ANGI Homeservices’ employees or business partners during the term of his employment and for 18 months thereafter. In addition, Mr. Terrill has agreed not to use or disclose any confidential information of ANGI Homeservices or its affiliates.

In addition, Mr. Terrill has agreed: (i) not to exercise more than 50% of his ANGI Homeservices equity awards granted on February 11, 2015 in any calendar year and (ii) not to exercise his ANGI Homeservices equity awards granted on February 14, 2017 before January 1, 2020 (and not to exercise more than 33% of such awards before December 31, 2020). Upon the termination of his employment prior to the lapse of any of these restrictions, ANGI Homeservices shall waive such restrictions in the manner and within the timeframes specified in the employment agreement. Mr. Terrill has also agreed not to sell, transfer or otherwise dispose of shares of Class A Common Stock acquired upon the exercise or settlement of ANGI Homeservices equity awards until December 31, 2019 (or, if earlier, upon the termination of his employment without cause, his resignation for good reason or his death).

The description of Mr. Terrill’s employment agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Terrill’s employment agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Audit Committee

As of the Effective Time, the ANGI Homeservices board of directors established an audit committee (the “Audit Committee”) and appointed Thomas R. Evans, Alesia J. Haas and Yilu Zhao as the initial members of such committee, with Ms. Haas appointed to serve as the Chair of such committee.

The ANGI Homeservices board of directors determined that each of Thomas R. Evans, Alesia J. Haas and Yilu Zhao meets the independence standards under the Marketplace Rules for service on the Audit Committee and is able to read and understand fundamental financial statements, and that Ms. Haas is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee and Section 16 Committee

As of the Effective Time, the ANGI Homeservices board of directors established a compensation committee (the “Compensation Committee”) and a Section 16 committee (the “Section 16 Committee”). The board of directors appointed: (i) Thomas R. Evans, Alesia J. Haas and Suzy Welch as the initial members of the Compensation Committee, (ii) Mr. Evans and Ms. Haas as the initial members of the Section 16 Committee and (iii) Mr. Evans as the Chair of both committees.  The Section 16 Committee consists solely of members who satisfy the applicable independence and other requirements of the Marketplace Rules, the SEC and the Internal Revenue Service for compensation committee members.

2017 Stock and Annual Incentive Plan

On September 29, 2017, ANGI Homeservices adopted its 2017 Stock and Annual Incentive Plan (the “2017 Plan”), which is summarized under the heading “ANGI Homeservices Compensation Program Following the Transactions—ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan” in the Proxy Statement/Prospectus, and which summary is incorporated by reference herein.

The description of the 2017 Plan does not purport to be a complete description of the 2017 Plan and such description is qualified in its entirety by reference to the full text of the 2017 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On September 29, 2017, ANGI Homeservices amended and restated its Certificate of Incorporation (as amended and restated, the “Charter”).  The Charter is in the same form as the form of amended and restated certificate of incorporation of ANGI Homeservices filed as Exhibit 3.1 to the Registration Statement.  The summary of certain provisions of the Charter under the heading “Description of ANGI Homeservices Capital Stock” in the Proxy Statement/Prospectus is incorporated herein by reference.  Such summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Charter filed as Exhibit 3.1 hereto, which is incorporated herein by reference.

Amendment and Restatement of Bylaws

On September 29, 2017, ANGI Homeservices amended and restated its bylaws (as amended and restated, the “Bylaws”).  The Bylaws are in the same form as the form of amended and restated bylaws of ANGI Homeservices filed as Exhibit 3.2 to the Registration Statement.  The summary of certain provisions of the Bylaws under the heading “Description of ANGI Homeservices Capital Stock” in the Proxy Statement/Prospectus is incorporated herein by reference.  Such summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Bylaws filed as Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 5.05                   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At the Effective Time, the ANGI Homeservices board of directors adopted the ANGI Homeservices Inc. Code of Business Conduct and Ethics (the “Code of Ethics”).  The Code of Ethics applies to all ANGI Homeservices directors, officers and employees, as well as to directors, officers and employees of each subsidiary of ANGI Homeservices.

The Code of Ethics addresses such individuals’ conduct with respect to, among other things:  (i) honest, lawful and ethical conduct, (ii) conflicts of interest, (iii) corporate opportunities, (iv) compliance with laws, rules and regulations, (v) insider trading; (vi) disclosure, financial reporting and accounting, (vii) confidentiality, (viii) waivers of the Code of Ethics, (ix) compliance procedures and (x) enforcement.

The foregoing summary is qualified in its entirety by reference to the full text of the Code of Ethics, which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.  A copy of the Code of Ethics is also posted on the “Investor Relations” section of ANGI Homeservices’ website (ir.angihomeservices.com).  ANGI Homeservices intends to disclose amendments to, or waivers of a provision of, the Code of Ethics by posting the same to such website.

Item 9.01                   Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.  The information required by this item with respect to Angie’s List (File No. 001-35339) is incorporated by reference to Item 8 of Angie’s List Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 21, 2017 and attached as Exhibit 99.2, and Item 1 of Angie’s List Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on July 27, 2017 and attached as Exhibit 99.3.  Those financial statements (including the schedules appearing therein) consist of: (i) the audited consolidated financial statements of Angie’s List as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, as well as the Report of Independent Registered Public Accounting Firm, Ernst & Young LLP, with respect to such financial statements and (ii) the unaudited financial statements and related notes for the six-month periods ended June 30, 2017 and 2016.

(b)           Pro Forma Financial Information.  ANGI Homeservices intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)           Exhibits.  See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp*

2.2	Investor Rights Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp

2.3	Services Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp*

2.4	Tax Sharing Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp

2.5	Employee Matters Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp*

2.6	Intercompany Note, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC Group, LLC*

2.7	Intercompany Note, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC Group, LLC*

2.8

Agreement and Plan of Merger, dated as of May 1, 2017, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 26, 2017, by and among Angie’s List, Inc., IAC/InterActiveCorp, ANGI Homeservices Inc. and Casa Merger Sub, Inc. (included as Annex B to the Proxy Statement/Prospectus and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of ANGI Homeservices Inc.

3.2	Amended and Restated Bylaws of ANGI Homeservices Inc.

10.1	ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan(1)

10.2	Employment Agreement between Chris Terrill and ANGI Homeservices Inc., dated as of September 28, 2017(1)

14.1	ANGI Homeservices Inc. Code of Conduct and Ethics

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

99.1	Joint Press Release of IAC/InterActiveCorp and ANGI Homeservices Inc., dated October 2, 2017

99.2

Audited Consolidated Financial Statements of Angie’s List (incorporated by reference to Item 8 of Angie’s List’s (File No. 001-35339) Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 21, 2017)

99.3

Unaudited Condensed Consolidated Financial Statements (incorporated by reference to Item 1 of Angie’s List’s (File No. 001-35339) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on July 27, 2017)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ANGI Homeservices agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

(1) Reflects management contract and compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI HOMESERVICES INC.

By:	/s/ GLENN H. SCHIFFMAN
Name:	Glenn H. Schiffman
Title:	Chief Financial Officer

Date: October 2, 2017